     THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT

     SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE   IN THIS
PROSPECTUS SUPPLEMENT AND PAGE   IN THE PROSPECTUS.

The notes represent obligations of the trust only. The certificates represent interests in the trust only. The notes and the certificates do not represent obligations of or interests in, and are not guaranteed by, Capital Auto Receivables, Inc., General Motors Acceptance Corporation or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes and the certificates only if accompanied by the prospectus.

                 SUBJECT TO COMPLETION, DATED           ,

                                                                       VERSION 1
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED                ,

CAPITAL AUTO RECEIVABLES ASSET TRUST        -
$              Asset Backed Notes, Class A
$              Asset Backed Certificates

CAPITAL AUTO RECEIVABLES, INC.
Seller
GENERAL MOTORS ACCEPTANCE CORPORATION
Servicer
                       The trust will issue the following classes of notes and certificates:

                            --------------------------------------------------------------------------------------
                                                               CLASS A NOTES
                                                   -------------------------------------     INITIAL
                                                    A-1                                      VARIABLE
                                                   NOTES    A-2     A-3     A-4     A-5        PAY        CERTIF-
                                                    (1)    NOTES   NOTES   NOTES   NOTES   TERM NOTE(1)    ICATES
                            --------------------------------------------------------------------------------------
                             Principal Amount
                            --------------------------------------------------------------------------------------
                                                                                           One Month
                                                                                             LIBOR
                             Interest Rate                                                    Plus
                            --------------------------------------------------------------------------------------
                             Targeted Final
                             Distribution Date                                                N/A           N/A
                            --------------------------------------------------------------------------------------
                             Final Scheduled
                             Distribution Date
                            --------------------------------------------------------------------------------------
                             Price to Public        N/A                                       N/A
                            --------------------------------------------------------------------------------------
                             Underwriting
                              Discount              N/A                                       N/A
                            --------------------------------------------------------------------------------------
                             Proceeds to seller     N/A                                       N/A
                            --------------------------------------------------------------------------------------

                       (1) Not being offered hereby.

                       CREDIT ENHANCEMENT

                       - Reserve Account, with an initial deposit of
                       $          .

                       - The certificates are subordinated to the notes.

This prospectus supplement and the accompanying prospectus relate only to the offering of the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes and the certificates. The seller will retain certificates with
an initial certificate balance of $          . The Class A-1 Notes and the
Variable Pay Term Notes are not offered under these documents.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               Joint Bookrunners

----------------------------------------
                                           -------------------------------------

                                  Co-Managers
---------------------------------------
                    ------------------------------------------------------------
                                          --------------------------------------

                                     [Date]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the notes and the certificates in two separate documents:

          (a) the prospectus, which provides general information and terms of the notes and the certificates, some of which may not apply to a particular series of notes or certificates, including your series.

          (b) this prospectus supplement, which will provide information regarding the pool of contracts held by the trust and will specify the terms of your series of notes or certificates.

     IF THE TERMS OF YOUR SERIES OF NOTES OR CERTIFICATES VARY BETWEEN THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     You should rely only on the information provided in the accompanying prospectus and this prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the notes or the certificates offered hereby in any state where the offer is not permitted. We do not claim that the information in the accompanying prospectus and this prospectus supplement is accurate on any date other than the dates stated on their respective covers.

     You can find definitions of the capitalized terms used in this prospectus supplement in the "Glossary of Terms to Prospectus Supplement" which appears at the end of this prospectus supplement and in the "Glossary of Terms to Prospectus" which appears at the end of the prospectus.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

SUMMARY OF TRANSACTION PARTIES..............................     S-1
SUMMARY OF MONTHLY DEPOSITS TO AND WITHDRAWALS FROM
  ACCOUNTS..................................................     S-2
SUMMARY.....................................................     S-3
RISK FACTORS................................................     S-9
THE TRUST...................................................    S-12
THE RECEIVABLES POOL........................................    S-12
THE NOTES...................................................    S-15
THE CERTIFICATES............................................    S-19
THE TRANSFER AND SERVICING AGREEMENTS.......................    S-20
ERISA CONSIDERATIONS........................................    S-26
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................    S-27
UNDERWRITING................................................    S-27
LEGAL OPINIONS..............................................    S-28
GLOSSARY OF TERMS TO PROSPECTUS SUPPLEMENT..................    S-29
                                   PROSPECTUS

RISK FACTORS................................................       3
THE TRUSTS..................................................       6
THE RECEIVABLES POOLS.......................................       7
WEIGHTED AVERAGE LIFE OF THE SECURITIES.....................       8
POOL FACTORS AND TRADING INFORMATION........................       8
USE OF PROCEEDS.............................................       9
THE SELLER..................................................       9
THE SERVICER................................................      10
THE NOTES...................................................      10
THE CERTIFICATES............................................      17
CERTAIN INFORMATION REGARDING THE SECURITIES................      19
THE TRANSFER AND SERVICING AGREEMENTS.......................      24
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES....................      38
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS...................      42
STATE AND LOCAL TAX CONSEQUENCES............................      55
ERISA CONSIDERATIONS........................................      55
PLAN OF DISTRIBUTION........................................      55
LEGAL OPINIONS..............................................      56
WHERE YOU CAN FIND MORE INFORMATION.........................      56
INCORPORATION BY REFERENCE..................................      57
GLOSSARY OF TERMS TO PROSPECTUS.............................      58

                        SUMMARY OF TRANSACTION PARTIES*

                                 GENERAL MOTORS
                                   ACCEPTANCE
                                  CORPORATION
                                (Originator and
                                   Servicer)

            Servicer              CAPITAL AUTO
                               RECEIVABLES, INC.
                                    (Seller)

                                                           (Owner Trustee)
                                  CAPITAL AUTO
                                  RECEIVABLES
                               ASSET TRUST ___-_
                                    (Issuer)
                                                         (Indenture Trustee)


                        CLASS A-2 NOTES,           VARIABLE PAY
  CLASS A-1 NOTES       CLASS A-3 NOTES,            TERM NOTES         CERTIFICATES
(not offered hereby)    CLASS A-4 NOTES        (not offered hereby)
                          AND CLASS A-5
                              NOTES


*This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement and the prospectus for a further description.

        Summary of Monthly Deposits to and Withdrawals from Accounts*

               Servicer                          Payments on                Obligors on
                                                 Receivables                Receivables

       Principal & Interest on
             Receivables

          Servicer Advances

          Reimbursements of
          Servicer Advances

              Warranty &
       Administrative Payments

         Total Servicing Fees


                                              Deposits to Reserve
                                                    Account
          Collections Account                                             Reserve Account
                                               Withdrawals from
                                                Reserve Account

    Interest &           Payments on                                     Excess Funds from
    Principal            Certificates                                     Reserve Account


      Note               Certificate
  Distribution           Distribution                                          Seller
     Account               Account


   Interest &             Payments on
   Principal             Certificates

                                             *This chart provides only a simplified overview
   Noteholders           Certificate          of the monthly flow of funds. Refer to this
                           Holders            prospectus supplement and the prospectus
                                              for a further description.


                                    SUMMARY

     - This Summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of this offering of the Class A Notes and the certificates, carefully read this entire document and the accompanying prospectus.

THE PARTIES

Issuer

Capital Auto Receivables Asset Trust                -     , a Delaware business
trust formed by the seller, will issue five classes of Class A Notes, up to six classes of Variable Pay Term Notes and a class of certificates.

Seller

Capital Auto Receivables, Inc., a wholly-owned subsidiary of GMAC, will be the seller to the trust.

Servicer

General Motors Acceptance Corporation, which we refer to as GMAC, a wholly-owned subsidiary of General Motors Corporation, will be the servicer for the trust.

Indenture Trustee

----------------------------------------------- ,

Owner Trustee

----------------------------------------------- .

THE NOTES

Class A Notes

The trust will issue the following Class A Notes:

---------
               AGGREGATE PRINCIPAL      INTEREST
  CLASS              AMOUNT               RATE
-------------------------------------------------
   A-1                  $                   %
-------------------------------------------------
   A-2                  $                   %
-------------------------------------------------
   A-3                  $                   %
-------------------------------------------------
   A-4                  $                   %
-------------------------------------------------
   A-5                  $                   %
-------------------------------------------------

Only the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes are offered hereby. The Class A-1 Notes will be sold in a private placement and are not offered hereby.

Variable Pay Term Notes
- At the time of issuance of the Class A Notes, the trust will issue a Variable
  Pay Term Note in an initial principal amount of $          . The initial
  Variable Pay Term Note will bear interest at a floating rate of one-month
  LIBOR plus      %, except as described below. The seller will sell a 100%
  participation interest in the initial Variable Pay Term Note in a private placement. We are not offering any interest in the initial Variable Pay Term Note hereby.

- The trust will be able to issue additional Variable Pay Term Notes on the targeted final distribution date for each class of the Class A Notes. If issued, the proceeds will be available to make payments of principal on that targeted final distribution date.

- Any additional Variable Pay Term Notes will bear interest at a floating rate based on one-month LIBOR, except as described below. The spread over LIBOR for each additional Variable Pay Term Note will be determined at the time of
  issuance based on market conditions but will not exceed      %.

- If the interest rate swap described below is terminated, the interest rate on
  the Variable Pay Term Notes will automatically become a fixed rate of      %
  per annum, which is the fixed rate payable by the trust under the interest rate swap.

- With respect to each targeted final distribution date for a class of Class A Notes, subject to the conditions to issuing additional Variable Pay Term Notes described below, the seller will agree to offer to a commercial paper facility administered by GMAC the right to purchase a 100% participation interest in additional Variable Pay Term Notes such that the proceeds received by the trust, together with collections on the receivables, will be sufficient to pay that class of Class A Notes in full on that targeted final distribution date. Neither this commercial paper facility nor any other person or entity is obligated to purchase an interest in any additional Variable Pay Term Notes. As a result, we cannot assure you that any additional Variable Pay Term Notes will be sold or that the proceeds from any sale of Variable Pay Term Notes will be sufficient to pay a class of Class A Notes in full on its targeted final distribution date.

- If sufficient Variable Pay Term Notes are not sold on the targeted final distribution date for any class of Class A Notes, then it is unlikely that the full principal amount of that class of Class A Notes will be paid on its targeted final distribution date.

- The principal amount of the Variable Pay Term Notes that we may issue on any targeted final distribution date is limited. After giving effect to the issuance of Variable Pay Term Notes and all payments on the notes and the certificates on any targeted final distribution date, the total principal amount of notes and certificates outstanding cannot exceed the total principal balance of the receivables held by the trust on the last day of the prior month.

- We may not issue additional Variable Pay Term Notes if the interest rate swap is terminated or an event of default under the indenture governing the notes has occurred and is continuing.

Interest Payments

- The trust will pay interest on the notes monthly, on the 15th day of each month, or on the next business day, which we refer to as the distribution
  date. The first distribution date is                ,      .

- The prospectus and this prospectus supplement describe how the available funds are allocated to interest payments.

- The trust will pay interest on all the Class A Notes that we are offering under this prospectus supplement based on a 360-day year consisting of twelve 30-day months.

- Interest payments on all Class A Notes and all Variable Pay Term Notes will have the same priority.

Principal Payments

- In general, the trust will not make payments of principal on any class of Class A Notes until its targeted final distribution date. On the targeted final distribution date for each class of Class A Notes, the trust will pay, to the extent of available funds, the entire outstanding principal balance of that class of Class A Notes.

- Amounts available to pay principal on the notes on each distribution date that is not a targeted final distribution date for any Class A Notes will be applied to make principal payments on the Variable Pay Term Notes. On each distribution date, except after the notes have been accelerated following an event of default as described below, distributions with respect to certificate balance on the certificates will also be made.

- The amount available to make principal payments on each distribution date will be based on the amount of collections and defaults on the receivables during the prior month. On the targeted final distribution date for a class of Class A Notes, the proceeds from the issuance of additional Variable Pay Term Notes, if any, will also be available to make principal payments. The prospectus and this prospectus supplement describe how the available funds are allocated to principal payments.

- If any class of Class A Notes is not paid in full on its targeted final distribution date, on each distribution date thereafter, until that class of Class A Notes is paid in full, amounts available to make principal payments on the notes will be applied to that class of Class A Notes and the Variable Pay Term Notes pro rata. If on two consecutive targeted final distribution dates the corresponding targeted classes of Class A Notes are not paid in full or in the event the interest rate swap is terminated, on each distribution date thereafter, amounts available to make principal payments on the notes will be applied to the Class A Notes and the Variable Pay Term Notes pro rata. In such event, payments on the Class A Notes will be made sequentially, so that no principal payments will be made on any class of Class A Notes until all Class A Notes with a lower numerical designation have been paid in full. For example, the Class A-2 Notes will be paid in full before any payments are made on the Class A-3 Notes and the Class A-3 Notes will be paid in full before any payments are made on the Class A-4 Notes.

- The failure of the trust to pay any class of Class A Notes in full on its targeted final distribution date will not constitute an event of default.

- On each distribution date after an event of default occurs and the notes are accelerated, until the time when all events of default have been cured or waived as provided in the indenture, principal payments on each class of the Class A Notes and the Variable Pay Term Notes will be made ratably to all noteholders, based on the outstanding principal balance of each class of notes.

- All unpaid principal on a class of notes will be due on the final scheduled distribution date for that class. Failure to pay a class of notes in full on its final scheduled distribution date will result in an event of default.
- When the total principal balance of the receivables declines to less than 10% of the total amount financed under the receivables, the servicer may purchase all of the remaining receivables. If the servicer purchases the receivables, the outstanding Class A-5 Notes, if any, and Variable Pay Term Notes will be redeemed at a price equal to their remaining principal balance plus accrued and unpaid interest.

THE CERTIFICATES

- The trust will issue certificates with an aggregate initial certificate
  balance of $          .

- The seller will initially retain certificates with an initial certificate
  balance of $          .

Interest Payments

- The trust will pay interest on the certificates on each distribution date.

- The certificates will bear interest at      % per annum.

- The prospectus and this prospectus supplement describe how the available funds are allocated to interest payments.

- The trust will pay interest on the certificates based on a 360-day year consisting of twelve 30-day months.

Certificate Balance

- On each distribution date, except after the notes have been accelerated following an event of default as described below, a pro rata portion, based on the outstanding amount of notes and certificates, of the amount available to make principal payments will be applied to make distributions with respect to certificate balance.

Subordination

- If an event of default occurs and the notes are accelerated, no payments of interest on the certificates or distributions with respect to certificate balance will be made until the notes are paid in full or the acceleration is rescinded.

Early Retirement of the Certificates

- When the total principal balance of the receivables declines to 10% or less of the total amount financed under the receivables, the servicer may purchase all of the remaining receivables. If the servicer purchases the receivables, the outstanding certificates, if any, will be redeemed at a price equal to the remaining certificate balance plus accrued and unpaid interest.

THE TRUST PROPERTY

The primary assets of the trust will be a pool of fixed rate retail installment sales contracts used to finance the purchase of new and used cars and light trucks. We refer to these contracts as "receivables" and to the persons who financed their purchases with these contracts as "obligors." The receivables in the trust will be sold by GMAC to the seller, and then by the seller to the trust. The trust will grant a security interest in the receivables and the other trust property to the indenture trustee on behalf of the noteholders. The trust property will also include, with other specific exceptions described in the prospectus:

- Monies received under the receivables on or after a cut-off date of
                 ;

- Amounts held on deposit in trust accounts maintained for the trust;

- Security interests in the vehicles financed by the receivables;

- Any recourse GMAC has against the dealers from which it purchased the receivables;

- Any proceeds from claims on insurance policies covering the financed vehicles;

- An interest rate swap;

- Specified rights of the seller under its purchase agreement with GMAC; and

- All rights of the trust under the related transfer agreement with the seller.

The aggregate principal balance of the receivables on the cut-off date was
$          .
PRIORITY OF DISTRIBUTIONS

- The trust will distribute available funds in the following order of priority:

     - servicing fee payments to the servicer;

     - net amount payable, if any, to the swap counterparty described below;

     - interest on the notes;

     - interest on the certificates;

     - principal on the notes;

     - principal on the certificates; and

     - deposits into the reserve account.

- If an event of default occurs and the notes are accelerated, the trust will pay each class of the Class A Notes and the Variable Pay Term Notes in full, on a pro rata basis, before making any interest payments on the certificates or any payments with respect to the certificate balance until all events of default have been cured or waived as provided in the indenture.

RESERVE ACCOUNT

- On the closing date, the seller will deposit $          in cash or eligible
  investments into the reserve account. Collections on the receivables, to the extent available for such purpose, will be added to the reserve account on each distribution date if the reserve account balance is below a specified reserve amount. The specified reserve amount will increase so long as any funds are held in the Accumulation Account described below. See "The Transfer and Servicing Agreements--Reserve Account" in this prospectus supplement.

- To the extent that funds from principal and interest collections on the receivables are not sufficient to pay the basic servicing fees, to pay the net amount, if any, due to the swap counterparty and to make required distributions on the notes and the certificates, the trust will withdraw cash from the reserve account for those purposes. Amounts on deposit in the reserve account will not be available, however, on the targeted final distribution date for any class of Class A Notes to the extent that the proceeds, if any, from the sale of additional Variable Pay Term Notes together with collections on the receivables are insufficient to pay that class of Class A Notes in full.

- On any distribution date, after the trust pays the total servicing fee and the swap counterparty and makes all required distributions on the notes and the certificates, the amount in the reserve account may exceed the specified reserve amount. If so, the trust will pay the excess to the seller.

INTEREST RATE SWAP

- On the closing date, the trust will enter into an interest rate swap with
                 , as swap counterparty.                will guarantee the
  obligations of the swap counterparty under the interest rate swap.

- Under the interest rate swap, the trust will receive payments at a rate determined by reference to LIBOR, which is the basis for determining the amount of interest due on the Variable Pay Term Notes.

- Under the interest rate swap, on each distribution date, the trust will be obligated to pay to the swap counterparty a fixed monthly rate on a notional amount equal to the aggregate outstanding balance of all Variable Pay Term Notes. The swap counterparty will be obligated to pay to the trust a floating interest rate based on LIBOR on the same notional amount.

- Under the interest rate swap, the amount that the trust is obligated to pay to the swap counterparty will be netted against the amount that the swap counterparty is obligated to pay the trust. Only the net amount payable will be due from the trust or the swap counterparty, as applicable.

- If the interest rate swap is terminated, the interest rate on the Variable Pay Term Notes will automatically become a fixed rate equal to the fixed rate payable by the trust under the interest rate swap and the trust will no longer be permitted to issue Variable Pay Term Notes. See "The Transfer and Servicing Agreements--Interest Rate Swap" in this prospectus supplement for additional information.

SERVICING FEES

The trust will pay the servicer a monthly basic 1% servicing fee as compensation for servicing the receivables. The servicer will also be entitled to any late fees, prepayment charges and other adminis-trative fees and expenses collected during the related month and investment earnings on trust accounts. The trust will also pay the servicer an additional monthly servicing fee of up to 1% to the extent described in the prospectus.

TAX STATUS

In the opinion of Kirkland & Ellis, special tax counsel, (1) the Class A Notes will be characterized as indebtedness for federal income tax purposes and (2) the trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but instead should be classified as a grantor trust for federal income tax purposes. The certificates should therefore be trust certificates representing equity interests in the trust.

Each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes.

Each certificateholder, by the acceptance of a trust certificate, will agree to treat the trust certificates as equity interests in the trust for federal, state and local income and franchise tax purposes.

See "Certain Federal Income Tax Considerations" and "State and Local Tax Consequences" in the prospectus concerning the application of federal, state and local tax laws.

ERISA CONSIDERATIONS

Subject to the considerations discussed under "ERISA Considerations," an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 may purchase the Class A Notes. An employee benefit plan should consult with its counsel before purchasing the notes.

Subject to the considerations discussed under "ERISA Considerations," the certificates may not be acquired by any employee benefit plan subject to ERISA or by an individual retirement account.

See "ERISA Considerations" in the prospectus and this prospectus supplement.

RATINGS

- We will not issue the Class A Notes offered hereby unless they are rated in the highest rating category for long-term obligations (i.e., "AAA") by at least one nationally recognized rating agency.

- We will not issue the certificates unless they are rated in the "A" category for long-term obligations or its equivalent by at least one nationally recognized rating agency.

- We cannot assure you that a rating agency will maintain its rating if circumstances change. If a rating agency changes its rating, no one has an obligation to provide additional credit enhancement or restore the original rating.

- A rating is not a recommendation to buy the Class A Notes or the certificates. The rating considers only the likelihood that the trust will pay interest on time and will ultimately pay principal in full or make full distri-butions of certificate balance. The rating does not consider the prices of the Class A Notes or the certificates, their suitability to a particular investor or the timing of principal payments or distributions of certificate balance. In particular, the rating does not address whether any class of Class A Notes will be paid in full on its targeted final distribution date.

                                  RISK FACTORS

     In addition to the risk factors on page        of the prospectus, you
should consider the following risk factors in deciding whether to purchase the notes.

FAILURE TO SELL ADDITIONAL
VARIABLE PAY TERM NOTES WILL
RESULT IN CLASS A NOTES NOT
BEING PAID IN FULL ON THEIR
TARGETED FINAL DISTRIBUTION
DATES The trust's ability to pay the full principal amount of any class of Class A Notes on its targeted final distribution date will depend on whether the trust is able to sell an additional Variable Pay Term Note on that targeted final distribution date and the amount of proceeds, if any, generated from that sale. If the trust does not generate sufficient proceeds, it is unlikely that the full principal amount of a class of Class A Notes will be paid on its targeted final distribution date. Furthermore, if on two consecutive targeted final distribution dates the corresponding targeted classes of Class A Notes are not paid in full or in the event the interest rate swap is terminated, on each subsequent distribution date, principal payments will be made on the Class A Notes sequentially, so that principal payments will be made on each class of Class A Notes after all classes of Class A Notes with a lower numerical designation have been paid in full, regardless of the targeted final distribution date for that class.

                                Although the seller will agree to offer the
                                right to purchase a 100% participation interest in the Variable Pay Term Note that may be issued on any targeted final distribution date to a commercial paper facility administered by GMAC, neither that facility, nor any other person or entity, is obligated to purchase any additional Variable Pay Term Note or any interest therein. Furthermore, neither the seller, the servicer nor any other person is obligated to identify any other potential purchasers. In addition, the spread over LIBOR for additional Variable Pay
                                Term Notes is limited to      %. Accordingly, we
                                cannot assure you that any additional Variable Pay Term Notes will be sold or that the proceeds from any sale of Variable Pay Term Notes will be sufficient to pay a class of Class A Notes in full on its targeted final distribution date.

                                You will bear all reinvestment risk resulting from payments on the Class A Notes being made before or after their respective targeted final payment dates.

DISTRIBUTIONS ON THE
CERTIFICATES ARE SUBORDINATED
IN PRIORITY TO PAYMENTS
ON THE NOTES
                                Distributions on the certificates will be subordinated in priority to the notes as described herein. If an event of default occurs and the notes are accelerated, no payments of interest on the certificates or distributions with respect to certificate balance will be made until the notes are paid in full or the acceleration is rescinded. In this event, amounts otherwise available to make payments on the certificates will be available to make payments on the notes. See "The Transfer and Servicing Agreements--Distributions" in this prospectus supplement.

PAYMENTS ON THE NOTES AND THE
CERTIFICATES DEPEND ON
COLLECTIONS ON THE
RECEIVABLES                     The trust's ability to make principal payments
                                on the notes and distributions with respect to the certificate balance will depend on the amount of collections on the receivables and the amount of receivables that default. If there are insufficient funds to pay the entire amount due on any class of securities, you may experience delays and/or reductions in principal payments on your notes or distributions with respect to the certificate balance on your certificates.

INTEREST RATE SWAP RISK         The trust has entered into the interest rate
                                swap because the receivables owned by the trust bear interest at a fixed rate while the Variable
                                Pay Term Notes will generally bear interest at a floating rate based on one-month LIBOR. The trust will use payments made by the swap counterparty to help make interest payments on the notes and the certificates. If the interest rate swap is terminated, the interest rate on the Variable Pay Term Notes will automatically become fixed at the fixed rate payable by the trust under the interest rate swap.

                                During those periods in which the floating
                                LIBOR-based rate payable by the swap
                                counterparty is substantially greater than the fixed rate payable by the trust, the trust will be more dependent on receiving payments from the swap counterparty in order to make payments on the notes and the certificates. If the swap counterparty fails to pay the net amount due, you may experience delays and/or reductions in the interest and principal payments on your notes and in the interest payments and distributions with respect to certificate balance on your certificates.

                                On the other hand, during those periods in which the floating rate payable by the swap counterparty is less than the fixed rate payable by the trust, the trust will be obligated to make payments to the swap counterparty. The swap counterparty will have a claim on the assets of the trust for the net amount due, if any, to the swap counterparty under the interest rate swap. The swap counterparty's claim will be higher in priority than payments on the notes and the certificates. On any distribution date, if there are not enough funds in the trust to pay all of the trust's obligations for that distribution date, the swap counterparty will receive full payment of the net amount due under the interest rate swap before you receive payments on your notes or certificates. If there is a shortage of funds available on any distribution date, you may experience delays and/or reductions in interest and principal payments on your notes and in the interest payments and distributions with respect to certificate balance on your certificates.

                                In addition, in the event of the termination of the interest rate swap, a termination payment may be due to the swap counterparty. Any such payment would be made by the trust out of funds that would otherwise be available to make payments on the notes and the certificates and would be paid from available funds pari passu with payments of interest on the notes. The amount of any such termination payment may be based on the market value of the interest rate swap. Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial. In such event, you may experience delays and/or reductions in interest and principal payments on your notes and in the interest payments and distributions with respect to certificate balance on your certificates.

                                The obligations of the swap counterparty under the interest rate swap are unsecured. However, in the event that the swap counterparty's long-term senior unsecured debt or commercial paper of the swap counterparty guarantor ceases to be rated at a level acceptable to the rating agencies, the swap counterparty will be obligated to take the actions specified in the interest rate swap as described below in "The Transfer and Servicing Agreements--Interest Rate Swap".

                                   THE TRUST

     The Issuer, Capital Auto Receivables Asset Trust
               - , is a business trust formed under the laws of the State of Delaware. The trust will be established and operated pursuant to a
trust agreement dated on or before the Closing Date of                ,
               , which is the date the trust initially issues the securities.

     The trust will engage in only the following activities:

        - Acquire, hold and manage the receivables and other assets of the trust;

        - Issue securities;

        - Make payments on the securities; and

        - Take any action necessary to fulfill the role of the trust in connection with the notes and the certificates.

     The trust's principal offices are in Wilmington, Delaware, in care of
               , as owner trustee, at the address listed in "--The Owner Trustee" below.

CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the trust as of
                              ,                , the Cutoff Date, as if the
issuance of the Class A Notes, the initial Variable Pay Term Note and the certificates had taken place on such date:

Class A-1      % Asset Backed Notes............    $              --
Class A-2      % Asset Backed Notes............    $              --
Class A-3      % Asset Backed Notes............    $              --
Class A-4      % Asset Backed Notes............    $              --
Class A-5      % Asset Backed Notes............    $              --
Variable Pay Term Floating Rate Asset Backed
  Note.........................................    $              --
     % Asset Backed Certificates...............    $              --
                                                   -----------------
          Total................................    $              --
                                                   =================

     The Class A-1 Notes and the Variable Pay Term Notes are not being offered hereby. The certificates represent the equity of the trust and will be issued under the trust agreement. The seller will initially hold certificates with an
aggregate initial balance of $          .

THE OWNER TRUSTEE

                    is the owner trustee under the trust agreement.
               is a                banking corporation and a wholly-owned
subsidiary of                , a                corporation. Its principal
offices are located at                .

                              THE RECEIVABLES POOL

     The receivables to be included in the pool of receivables related to the notes were selected from GMAC's portfolio based on several criteria, including that each receivable:

     - has a first payment due date on or after                ;

     - was originated on or after                ;

     - has an original term of                to                months;

     - provides for finance charges at an annual percentage rate within the range specified in the second table below;

     - as of                               ,                , which we refer to
       as the CUTOFF DATE, was not more than 29 days past due; and

     - satisfies the other criteria set forth in the prospectus under "The Receivables Pools."

     Scheduled Interest Receivables represent      % of the Aggregate Principal
Balance as of the Cutoff Date. The balance of the receivables are Simple
Interest Receivables. Receivables representing      % of the Aggregate Principal
Balance as of the Cutoff Date were secured by new vehicles at the time of origination. The balance of the receivables was secured by used vehicles at the time of origination.

     The following tables describe the receivables pool:

                      COMPOSITION OF THE RECEIVABLES POOL

Weighted Average Annual Percentage Rate of
Receivables(1)......................................
Aggregate Amount Financed...........................
Number of Contracts in Pool.........................
Average Amount Financed.............................
Weighted Average Original Maturity (2)..............                        months
Weighted Average Remaining Maturity (Range).........            months ( to months)

------------
(1) Based on weighting by current balance and remaining term of each receivable.

(2) Based on weighting by original principal balance of each receivable.

         DISTRIBUTION BY ANNUAL PERCENTAGE RATE OF THE RECEIVABLES POOL

                                                                          PERCENTAGE OF
          ANNUAL PERCENTAGE              NUMBER OF       AGGREGATE       AGGREGATE AMOUNT
             RATE RANGE                  CONTRACTS    AMOUNT FINANCED        FINANCED
          -----------------              ---------    ---------------    ----------------
6.00% to 7.00%.......................                                               %
7.01% to 8.00%.......................
8.01% to 9.00%.......................
9.01% to 10.00%......................
10.01% to 11.00%.....................
11.01% to 12.00%.....................
12.01% to 13.00%.....................
13.01% to 14.00%.....................
14.01% to 15.00%.....................
15.01% to 16.00%.....................
16.01% to 17.00%.....................
17.01% to 18.00%.....................
18.01% to 19.00%.....................
19.01% to 20.00%.....................
     Total...........................

     The pool of receivables includes receivables originated in states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount

Financed in the states with the largest concentration of receivables. No other
state accounts for more than      % of the Aggregate Amount Financed.

                                                      PERCENTAGE OF
                                                        AGGREGATE
                    STATE(1)                         AMOUNT FINANCED
                    --------                         ---------------
Texas............................................
California.......................................
Florida..........................................
Michigan.........................................
Georgia..........................................
Louisiana........................................

------------
(1) Based on billing addresses of the obligors on the receivables.

                                  THE SERVICER

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     The following table shows GMAC's experience in the United States for:

          (1) delinquencies on new and used retail car and light truck receivables,

          (2) repossessions and

          (3) net losses relating to GMAC's entire vehicle portfolio (including receivables previously sold by GMAC which it continues to service).

     There can be no assurance that the delinquency, repossession and net loss experience on the receivables will be comparable to that set forth below.

                                    SIX MONTHS ENDED
                                         JUNE 30                    YEAR ENDED DECEMBER 31
         NEW AND USED              -------------------         --------------------------------
       VEHICLE CONTRACTS           1999          1998          1998     1997     1996     1995
       -----------------           ----          ----          ----     ----     ----     ----
Total Retail Contracts
  Outstanding at End of the
  Period (in thousands)........    3,060         2,985         2,981    2,861    3,005    3,518
Average Daily Delinquency
31-60 Days.....................     2.24%         2.62%         2.66%    3.24%    3.14%    2.75%
61-90 Days.....................     0.15          0.16          0.18     0.23     0.22     0.19
91 Days or More................     0.02          0.02          0.02     0.03     0.03     0.02
Repossessions as a Percent of
  Average Number of Contracts
  Outstanding..................     2.16%(1)      2.54%(1)      2.48%    3.21%    3.59%    3.07%
Net Losses as a Percent of
  Liquidations (2).............     1.12%         1.77%         1.70%    2.30%    2.35%    1.40%
Net Losses as a Percent of
  Average Receivables (2)......     0.60%(1)      0.92%(1)      0.83%    1.31%    1.45%    0.89%

------------
(1) Annualized rate.

(2) Percentages based on gross accounts receivable including unearned income.

     The net loss figures above reflect the fact that GMAC had recourse against dealers on a portion of its retail installment sale contracts. For each period
above, this was less than      %
of the portfolio at the end of the period. The percentage of the Aggregate Amount Financed in the pool of receivables with recourse to dealers is less than
     %. GMAC applies the same underwriting standards to the purchase of contracts without regard to whether dealer recourse is provided. Based on its experience, GMAC believes that there is no material difference between the rates of delinquency and repossession on contracts with recourse against dealers as compared to contracts without recourse against dealers. However, the net loss experience of contracts without recourse against dealers is higher than that of contracts with recourse against dealers because, under its recourse obligation, the dealer is responsible to GMAC for payment of the unpaid balance of the contract, provided GMAC retakes the car from the obligor and returns it to the dealer within a specified time.

                                   THE NOTES

GENERAL

     The notes will be issued pursuant to the terms of an indenture, which may be amended and supplemented from time to time, to be dated as of the Closing Date between the trust and the indenture trustee. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus supplement forms a part. A copy of the indenture will be available to holders of notes from the seller upon request and will be filed with the SEC following the initial issuance of the notes. The following summary describes certain terms of the notes and the indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the notes, the indenture and the prospectus. Where particular provisions or terms used in the indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of the
summary.                , a                , will be the indenture trustee.

     The Class A Notes. The Interest Rate, the Targeted Final Distribution Date and the Final Scheduled Distribution Date for each class of the Class A Notes are as set forth on the cover page to this prospectus supplement.

     The Variable Pay Term Notes. All Variable Pay Term Notes will have the same Final Scheduled Distribution Date set forth on the cover page to this prospectus supplement. All Variable Pay Term Notes will bear interest at a floating rate
equal to LIBOR plus a margin not to exceed      %, except as described below.
For the Variable Pay Term Note issued on the Closing Date, the Interest Rate
will be LIBOR plus      %. If the Interest Rate Swap is terminated, the Interest
Rate on the Variable Pay Term Notes will automatically become fixed at      %
per annum, which is the fixed rate payable by the trust under the Interest Rate Swap. See "--Issuance of Additional Variable Pay Term Notes" below.

     With respect to each Distribution Date other than the initial Distribution Date, LIBOR will be the rate for deposits in U.S. Dollars for a period of one month which appears on the Dow Jones Telerate Service Page 3750 as of 11:00 a.m., London time, on the day that is two LIBOR Business Days (i.e., any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed) prior to the preceding Distribution Date
and, in the case of the initial Distribution Date,      %. If that rate does not
appear on the Dow Jones Telerate Service Page 3750 (or any other page as may replace that page on that service, or if that service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the indenture trustee after consultation with the seller), then LIBOR will be the Reference Bank Rate.

     The Reference Bank Rate is, for any Distribution Date, a rate determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which will be four major banks that are engaged in transactions in the London interbank market, selected by the indenture trustee after consultation with the seller) as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month, in amounts approximately equal to the principal amount of the Variable Pay Term Notes then outstanding. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York City, selected by the indenture trustee after consultation with the seller, as of 11:00 a.m., New York City time, on that date to leading European banks for United States dollar deposits for a period of one month in amounts approximately equal to the principal amount of any class of Variable Pay Term Notes then outstanding. If no quotation can be obtained, then LIBOR will be the rate from the prior Distribution Date.

PAYMENTS OF INTEREST

     Interest on the unpaid principal balance of each class of the Class A Notes and the Variable Pay Term Notes will accrue at the applicable Interest Rate and will be paid monthly on each Distribution Date. Interest payments on all Class A Notes and Variable Pay Term Notes will have the same priority while interest on the certificates will not be paid on any Distribution Date until interest on the Class A Notes and the Variable Pay Term Notes has been paid in full.

     Distribution Dates are the 15th day of each month, or if that date is not a
Business Day, the next succeeding Business Day, commencing                ,
     . Each Distribution Date will be a Payment Date as described in the prospectus. Interest will accrue on the Class A Notes from and including the Closing Date. For each class of the Class A Notes and the Variable Pay Term Notes, interest will be payable on each Distribution Date in an amount equal to the Noteholders' Interest Distributable Amount for that Distribution Date. Interest on the Class A-1 Notes and the Variable Pay Term Notes will be calculated on the basis of actual days elapsed during the period for which interest is payable and a 360-day year. Interest on all other Class A Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Failure to pay the full Noteholders' Interest Distributable Amount on any class of notes on any Distribution Date will constitute an Event of Default under the indenture after a five-day grace period.

PAYMENTS OF PRINCIPAL

     In general, no payments will be made on any class of the Class A Notes until its Targeted Final Distribution Date. On the Targeted Final Distribution Date for each class of Class A Notes, the trust will pay, to the extent of available funds, the entire outstanding principal balance of that class of Class A Notes. Amounts available to pay principal on the notes on each Distribution Date that is not a Targeted Final Distribution Date will be applied to make principal payments on the Variable Pay Term Notes to the extent of the outstanding principal balance of the Variable Pay Term Notes. If and to the extent the amount available to pay principal on the notes exceeds the outstanding principal balance of the Variable Pay Term Notes, this excess will be deposited into an account which we refer to as the Accumulation Account. Amounts on deposit in the Accumulation Account will be available on the next succeeding Targeted Final Distribution Date to pay principal on the Class A Notes. The Accumulation Account will be a Designated Account.

     If any class of Class A Notes is not paid in full on its Targeted Final Distribution Date, on each Distribution Date thereafter, until that class of Class A Notes is paid in full, amounts available to make principal payments on the notes will be applied to that class of Class A Notes and the Variable Pay Term Notes pro rata based on their outstanding principal balances. If on two consecutive Targeted Final Distribution Dates the corresponding targeted classes of Class A Notes are not paid in full or in the event the Interest Rate Swap is terminated, on each Distribution Date thereafter, amounts available to make principal payments on the notes will be applied to the Class A Notes and the Variable Pay Term Notes pro rata. In such event, payments on the Class A Notes will be made sequentially, such that no principal payments will be made on any class of Class A Notes until all Class A Notes with a lower numerical designation have been paid in full. Thus, in such event, on each Distribution Date, the Class A Notes would be paid as follows:

     - First, the Class A-1 Notes until paid in full,

     - Second, the Class A-2 Notes until paid in full,

     - Third, the Class A-3 Notes until paid in full,

     - Fourth, the Class A-4 Notes until paid in full, and

     - Fifth, the Class A-5 Notes until paid in full.

     It is unlikely that there will be sufficient funds to pay a class of Class A Notes on its Targeted Final Distribution Date if the trust is not able to generate sufficient proceeds from the sale of additional Variable Pay Term Notes on that Targeted Final Distribution Date. See "--Issuance of Additional Variable Pay Term Notes" below.

     Except as provided below, principal payments to be made on the Variable Pay Term Notes will be applied to the Variable Pay Term Notes in the order in which they were issued, such that the earliest issued Variable Pay Term Notes will be paid in full before any principal payments are made on later issued Variable Pay Term Notes.

     Notwithstanding the above, at any time that the principal balance of the Class A Notes and the Variable Pay Term Notes has been declared due and payable following the occurrence of an Event of Default, principal payments on each class of the Class A Notes and the Variable Pay Term Notes will be made ratably to all noteholders on each Distribution Date, based on the outstanding principal balance of that class of notes until all Events of Default have been cured or waived as provided in the indenture.

     Although failure to pay the full principal amount of a class of notes on the applicable Final Scheduled Distribution Date will be an Event of Default, failure to pay a class of notes on the applicable Targeted Final Distribution Date will not result in an Event of Default.

REDEMPTION

     If the servicer exercises its option to purchase the receivables when the Aggregate Principal Balance of the receivables on the last day of any Monthly Period has declined to 10% or less of the Aggregate Amount Financed, then the outstanding Class A-5 Notes, if any, and the Variable Pay Term Notes will be redeemed in whole, but not in part, on the Distribution Date on which the servicer exercises this option. The servicer's option is described in the prospectus under "The Transfer and Servicing Agreements--Termination."

The redemption price will be equal to the unpaid principal amount of the Class A-5 Notes and the Variable Pay Term Notes, plus accrued and unpaid interest thereon.

ISSUANCE OF ADDITIONAL VARIABLE PAY TERM NOTES

     On the Closing Date, the trust will issue a Variable Pay Term Note in an
initial principal amount of $               . The trust will be able to issue
additional Variable Pay Term Notes on the Targeted Final Distribution Date for each class of the Class A Notes and use the proceeds to make payments of principal on that Targeted Final Distribution Date. Additional Variable Pay Term Notes issued after the Closing Date will have an Interest Rate equal to LIBOR plus a margin; provided, however, that in no event will such margin over LIBOR
exceed    %, subject to adjustment to a fixed rate as described above. The
Interest Rate will be determined at the time of issuance and will reflect then current market conditions. The Variable Pay Term Notes issued on each Targeted Final Distribution Date will constitute a separate class of Variable Pay Term Notes.

     The trust may issue Variable Pay Term Notes on any Targeted Final Distribution Date only if all of the following conditions are satisfied:

     - after giving effect to the issuance of such Variable Pay Term Notes and all payments of principal on the notes and payments with respect to the Certificate Balance on that Targeted Final Distribution Date, the sum of the outstanding principal balance of the notes plus the Certificate Balance cannot exceed the Aggregate Principal Balance of the receivables on the last day of the month immediately preceding that Targeted Final Distribution Date;

     - the Interest Rate Swap must be in full force and effect, and

     - no Event of Default shall have occurred and be continuing.

     The Variable Pay Term Notes are not being offered hereby. A 100% participation interest in the initial Variable Pay Term Note will be sold in a private placement. Subject to the conditions set forth above, the seller will agree to offer to a commercial paper facility administered by GMAC the right to purchase a 100% participation interest in the Variable Pay Term Notes that may be issued on the Targeted Final Distribution Date for a class of Class A Notes such that the Total Note Principal Payment Amount will be sufficient to pay such class of Class A Notes in full on such Targeted Final Distribution Date. However, neither that commercial paper facility nor any other person or entity is obligated to purchase an interest in any Variable Pay Term Notes and neither the seller, the servicer nor any other person or entity is obligated to identify any other prospective purchasers. As a result, we cannot assure that any additional Variable Pay Term Notes will be sold or that the proceeds from any sale of Variable Pay Term Notes will be sufficient to pay a class of Class A Notes in full on its Targeted Final Distribution Date. See " Risk Factors--Failure to Sell Additional Variable Pay Term Notes Will Result in Class A Notes Not Being Paid In Full on Their Targeted Final Distribution Dates."

     If, on a Targeted Final Distribution Date for any class of Class A Notes, the seller has a binding agreement for the sale of an interest in the Variable Pay Term Notes but the servicer determines that the proceeds from that sale will not be received on that Targeted Final Distribution Date in time to make payments on the notes on that Targeted Final Distribution Date, the servicer may, in its sole discretion, make a liquidity advance to the trust in an amount equal to these proceeds if it determines, in its sole discretion, that it has received reasonable assurances from the purchaser of an interest in the Variable Pay Term Notes to the effect that the full amount of the proceeds will be delivered to the trust later on that

Targeted Final Distribution Date or within two Business Days thereafter. If the servicer makes a liquidity advance to the trust, it will be immediately reimbursed for the advance upon receipt by the trust of the purchase price for the additional Variable Pay Term Notes or an interest therein. If the purchase price for the interest in the additional Variable Pay Term Notes is not paid within two Business Days after the Targeted Final Distribution Date, the servicer will have the right to be reimbursed out of collections on the receivables as and when received.

PARITY OF NOTES

     Interest payments on all classes of Class A Notes and Variable Pay Term Notes will have the same priority. Under certain circumstances, the amount available to make these payments could be less than the amount of interest payable on the notes on any Distribution Date, in which case each class of noteholders will receive their ratable share (based upon the aggregate amount of interest due to that class of noteholders on such Distribution Date) of the aggregate amount available to be distributed in respect of interest on the notes. See "The Transfer and Servicing Agreements--Distributions" and "--Reserve Account."

     Principal payments on the notes will be made as described above. If an Event of Default occurs as a result of which the principal balances of the Class A Notes and the Variable Pay Term Notes are declared immediately due and payable, each class of notes will be entitled to ratable repayment of principal on each Distribution Date, based on the outstanding principal balance of the notes until all Events of Default have been cured or waived as provided in the indenture.

ADDITIONAL INDENTURE MATTERS

     As set forth in the prospectus under the caption "The Notes--The Indenture--Events of Default; Rights Upon Event of Default," the indenture trustee may sell the trust's assets following an Event of Default only if certain conditions are satisfied. With respect to an Event of Default resulting from a breach by the trust of the covenants in the indenture, the consent from the holders of all the outstanding notes must be accompanied by the consent of the holders of all the outstanding certificates.

DELIVERY OF NOTES

     The Class A Notes will be issued on or about the Closing Date in book entry form through the facilities of the DTC, Cedelbank and the Euroclear System against payment in immediately available funds.

                                THE CERTIFICATES

GENERAL

     The trust will issue the certificates pursuant to the terms of a trust agreement, a form of which the seller has filed as an exhibit to the registration statement of which this prospectus supplement forms a part. A copy of the trust agreement will be available to holders of certificates from the seller upon request and will be filed with the SEC following the initial issuance of the notes and the certificates. The following summary describes certain terms of the certificates and the trust agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the certificates, the trust agreement and the prospectus. Where particular provisions or terms used in the trust agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

INTEREST

     On each Distribution Date, interest will be distributed to certificateholders at the Pass Through Rate with respect to the Certificate Balance. Any Certificateholders' Interest Distributable Amount with respect to a Distribution Date which is not distributed on such Distribution Date will be distributed on the next Distribution Date. Interest will accrue from and including the Closing Date and will be payable on each Distribution Date in an amount equal to the Certificateholders' Interest Distributable Amount for that Distribution Date. Interest with respect to the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

CERTIFICATE BALANCE

     On each Distribution Date, the Certificateholders' Percentage of the Principal Distributable Amount will be available to make distributions with respect to Certificate Balance. The Final Scheduled Distribution Date for the
certificates will occur on the                Distribution Date.

SUBORDINATION TO THE NOTES

     Notwithstanding the above, if an Event of Default occurs, and the notes are accelerated, no payments of interest on the certificates or distributions with respect to Certificate Balance will be made until the notes are paid in full or the acceleration is rescinded. In this event, amounts otherwise available to make payments on the certificates will be available to make payments on the notes. See "The Transfer and Servicing Agreements--Distributions" in this prospectus supplement.

EARLY RETIREMENT OF THE CERTIFICATES

     If the servicer exercises its option to purchase the receivables when the Aggregate Principal Balance declines to 10% or less of the Aggregate Amount Financed, certificateholders will receive an amount in respect of the certificates equal to the Certificate Balance together with accrued interest at the Pass Through Rate. This distribution will effect early retirement of the certificates. See "The Transfer and Servicing Agreements--Termination" in the prospectus.

                     THE TRANSFER AND SERVICING AGREEMENTS

     The parties will enter into the Transfer and Servicing Agreements, as of the Closing Date. See "The Transfer and Servicing Agreements" in the prospectus. The following summary describes certain terms of the Transfer and Servicing Agreements. The seller has filed forms of the Transfer and Servicing Agreements as exhibits to the registration statement of which this prospectus supplement forms a part. A copy of the Transfer and Servicing Agreements will be available to holders of notes from the seller upon request. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Transfer and Servicing Agreements and the prospectus. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     On each Distribution Date, the servicer will be entitled to receive the Total Servicing Fee as described in the prospectus under "The Transfer and Servicing Agreements-- Servicing Compensation and Payment of Expenses." The Basic Servicing Fee Rate will be 1%. In addition, the servicer will be entitled to retain any late fees, prepayment charges or certain similar fees and charges collected during a Monthly Period and any investment earnings on trust accounts during a Monthly Period.

DISTRIBUTIONS

     On or before each Distribution Date, the servicer will transfer all collections on the receivables for the prior month (and, for the initial Distribution Date, two months preceding such Distribution Date) and all Prepayments to the Collection Account. On each Distribution Date, the indenture trustee will cause collections made during the prior month which constitute Payments Ahead to be transferred from the Collection Account to the servicer or to the Payment Ahead Servicing Account, if required.

     The indenture trustee will make distributions to the Note Distribution Account and the Certificate Distribution Account out of the amounts on deposit in the Collection Account. The amount to be distributed to the Note Distribution Account and Certificate Distribution Account will be determined in the manner described below.

     Determination of Available Amounts. The Total Available Amount for a Distribution Date will be the sum of the Available Interest and the Available Principal, and all cash or other immediately available funds on deposit in the Reserve Account immediately prior to such Distribution Date plus (1) on the Targeted Final Distribution Date for any class of Class A Notes, any Variable Pay Term Notes Issuance Proceeds and the Accumulation Amount and (2) on the first Distribution Date after the notes have been declared due and payable following the occurrence of an Event of Default and on the first Distribution Date after the termination of the Interest Rate Swap, the Accumulation Amount.

     Monthly Withdrawals and Deposits. On or before the tenth day of each calendar month, or if that day is not a Business Day, the next succeeding Business Day, with respect to the prior month and the related Distribution Date, the servicer will calculate the Total Available Amount, the Available Interest, the Available Principal, any expected Variable Pay Term Notes Issuance Proceeds, the Accumulation Amount, the Total Servicing Fee, the Total Note Principal Payment Amount, the Aggregate Noteholders' Interest Distributable Amount, the Aggregate Noteholders' Principal Distributable Amount, the Certificateholders' Interest Distributable Amount, the Certificateholders' Principal Distributable Amount, the net amount, if any, payable by the trust under the Interest Rate Swap and certain other items. Based on these calculations, the servicer will deliver to the indenture trustee a certificate specifying such amounts and instructing the indenture trustee to make withdrawals, deposits and payments of the following amounts on such Distribution Date:

          (1) the amount, if any, to be withdrawn from the Reserve Account and deposited in the Collection Account;

          (2) the amount to be withdrawn from the Collection Account and paid to the servicer in respect of the Total Servicing Fee for such Distribution Date and the net amount, if any, to be paid under the Interest Rate Swap to the Swap Counterparty for such Distribution Date;

          (3) the amounts to be withdrawn from the Collection Account in respect of the Aggregate Noteholders' Interest Distributable Amount and the Aggregate Noteholders'

     Principal Distributable Amount and deposited in the Note Distribution Account for payment to noteholders on such Distribution Date;

          (4) the amounts to be withdrawn from the Collection Account in respect of the Certificateholders' Interest Distributable Amount and the Certificateholders' Principal Distributable Amount and deposited in the Certificate Distribution Account for distribution to certificateholders on such Distribution Date;

          (5) the amount, if any, to be withdrawn from the Collection Account and deposited in the Reserve Account;

          (6) the amount, if any, to be withdrawn from the Reserve Account and paid to the seller;

          (7) the amount, if any, to be withdrawn from the Collection Account and deposited in the Accumulation Account; and

          (8) the amount, if any, to be withdrawn from the Accumulation Account and deposited in the Collection Account.

     The amount, if any, to be withdrawn from the Reserve Account and deposited to the Collection Account as specified in clause (1) above with respect to any Distribution Date will be the lesser of:

          (X) the amount of cash or other immediately available funds therein on such Distribution Date and

          (Y) the amount, if any, by which:

             (A) the sum of the Total Servicing Fee, the Aggregate Noteholders' Interest Distributable Amount, the Certificateholders' Interest Distributable Amount, the Aggregate Noteholders' Principal Distributable Amount, the net amount, if any, payable by the trust under the Interest Rate Swap and the Certificateholders' Principal Distributable Amount exceeds

             (B) the Available Interest and the Available Principal for such Distribution Date.

     The amount, if any, to be withdrawn from the Collection Account and deposited in the Reserve Account as specified in clause (5) above with respect to any Distribution Date will equal the amount, if any, by which:

          (X) the Available Interest and the Available Principal for such Distribution Date exceeds

          (Y) the amount described in subclause (A) of clause (Y) of the preceding paragraph.

     The amount, if any, to be withdrawn from the Reserve Account and paid to the seller as specified in clause (6) above with respect to any Distribution Date will equal the amount, if any, by which the amount on deposit in the Reserve Account after all other deposits (including the deposit pursuant to clause (5) above) and withdrawals on such Distribution Date exceeds the Specified Reserve Account Balance for such date.

     The amount, if any, to be withdrawn from the Collection Account and deposited in the Accumulation Account as specified in clause (7) above with respect to any Distribution Date that is not a Targeted Final Distribution Date for a class of Class A Notes will be, except as described in the following sentence, the amount, if any, by which (x) the Noteholders'

Percentage of the Principal Distributable Amount for that Distribution Date exceeds (y) the outstanding principal balance of the Variable Pay Term Notes as of the open of business on that Distribution Date. No funds will be withdrawn from the Collection Account and deposited in the Accumulation Account on any Distribution Date that is a Targeted Final Distribution Date for a class of Class A Notes, any Distribution Date during a Sequential Amortization Period or any Distribution Date after the notes have been accelerated following the occurrence of an Event of Default until all Events of Default have been cured or waived as provided in the indenture.

     The amount, if any to be withdrawn from the Accumulation Account and deposited in the Collection Account as specified in clause (8) above will be the Accumulation Amount, if any:

          (A) on each Distribution Date that is a Targeted Final Distribution Date for a class of Class A Notes,

          (B) on the first Distribution Date during a Sequential Amortization Period, or

          (C) on the first Distribution Date after the notes have been declared due and payable following the occurrence of an Event of Default. In all other cases, no amounts will be transferred from the Accumulation Account to the Collection Account.

     On each Distribution Date, all amounts on deposit in the Note Distribution Account will be distributed to the noteholders and all amounts on deposit in the Certificate Distribution Account will be distributed to the certificateholders, in each case as described herein.

     Priorities for Withdrawals from Collection Account. Withdrawals of funds from the Collection Account on a Distribution Date for application as described in clauses (2), (3) and (4) under "--Distributions--Monthly Withdrawals and Deposits" above will be made only to the extent of the Total Available Amount allocated to such application for such Distribution Date. In calculating the amounts which can be withdrawn from the Collection Account and applied as specified in such clauses (2), (3) and (4), the servicer will allocate the Total Available Amount in the following order of priority:

          (1) the Total Servicing Fee;

          (2) the net amount, if any, to be paid under the Interest Rate Swap to the Swap Counterparty;

          (3) the Aggregate Noteholders' Interest Distributable Amount;

          (4) the Certificateholders' Interest Distributable Amount;

          (5) the Aggregate Noteholders' Principal Distributable Amount; and

          (6) the Certificateholders' Principal Distributable Amount.

     Notwithstanding the foregoing, at any time that all classes of notes have not been paid in full and the principal balance of the notes has been declared due and payable following the occurrence of an Event of Default under the indenture, until the time when the notes have been paid in full or the declaration has been rescinded and any continuing Events of Default have been cured or waived pursuant to the indenture, no amounts will be deposited in or distributed to the Certificate Distribution Account. Any such amounts otherwise distributable to the Certificate Distribution Account will be deposited instead into the Note Distribution Account for payments on the notes as described herein.

RESERVE ACCOUNT

     Pursuant to the Trust Sale and Servicing Agreement, the trust will establish the Reserve Account with the indenture trustee. The Reserve Account will be funded by an initial deposit by the seller on the Closing Date of
$               , which equals    % of the Initial Aggregate Principal Balance.
On each Distribution Date, amounts in the Reserve Account will be available to make payments on the notes and the certificates as described above under "The Distributions--Monthly Withdrawals and Deposits."

     If the amount on deposit in the Reserve Account on any Distribution Date, after giving effect to all other deposits, including the deposit described in clause (5) under "The Distributions--Monthly Withdrawals and Deposits", and withdrawals therefrom on such Distribution Date, is greater than the Specified Reserve Account Balance for such Distribution Date, the servicer will instruct the indenture trustee to distribute the amount of the excess to the seller. Upon any distribution to the seller of amounts from the Reserve Account, neither the noteholders nor the certificateholders will have any rights in, or claims to, such amounts.

INTEREST RATE SWAP

     On the Closing Date, the trust will enter into an Interest Rate Swap with
               , as the Swap Counterparty. The obligations of the Swap
Counterparty under the Interest Rate Swap will be guaranteed by                ,
as the Swap Counterparty Guarantor. As of the date hereof, the long-term debt obligations of the Swap Counterparty Guarantor are rated "AAA" by Standard & Poor's Ratings Services and "Aa1" by Moody's Investors Service, Inc.

     Under the Interest Rate Swap, the trust will receive payments at a rate determined by reference to LIBOR, which is the basis for determining the amount of interest due on the Variable Pay Term Notes. Under the Interest Rate Swap, with respect to each Distribution Date, (1) the trust will be obligated to pay
to the Swap Counterparty a fixed monthly interest rate of    % on a notional
amount equal to the outstanding principal balance on the Variable Pay Term Notes and (2) the Swap Counterparty will be obligated to pay to the trust a floating
interest rate of LIBOR plus    % on a notional amount equal to the outstanding
principal balance on the Variable Pay Term Notes.

     With respect to each Distribution Date, the amount the trust is obligated to pay will be netted against the amount the Swap Counterparty is obligated to pay under the Interest Rate Swap. Only the net amount will be due from the trust or the Swap Counterparty, as applicable.

     Upon the occurrence of the events of default and termination events specified in the Interest Rate Swap, the non-defaulting party or non-affected party may elect to terminate the Interest Rate Swap. These events include failure to make payments due under the Interest Rate Swap, the occurrence of certain bankruptcy and insolvency events and other customary events. The trust will also be deemed to be in default for such purpose if:

          (1) there is an Event of Default resulting from a payment default or a bankruptcy or insolvency event with respect to the trust and the notes are declared due in full;

          (2) the notes are declared due in full following an Event of Default resulting from a covenant default under the indenture and the holders of all of the outstanding notes and certificates consent to the sale by the indenture trustee of the trust's assets; or

          (3) an amendment to the Transfer and Servicing Agreements or the indenture is made without the consent of the Swap Counterparty and such amendment materially and adversely affects the Swap Counterparty.

If the Interest Rate Swap terminates, a Sequential Amortization Period will commence and the trust will not be permitted to issue any additional Variable Pay Term Notes. In addition, in such event, the Interest Rate on all outstanding
Variable Pay Term Notes will automatically be adjusted to a fixed rate of    %,
which is the fixed rate payable by the trust under the Interest Rate Swap.

     In addition, in the event of the termination of the Interest Rate Swap, a termination payment may be due (1) to the Swap Counterparty by the trust out of funds that would otherwise be available to make payments on the notes and the certificates or (2) to the trust by the Swap Counterparty. Any termination payments due by the trust will be paid from available funds pari passu with payments of interest on the notes. The amount of any such termination payment may be based on market quotations of the cost of entering into a similar swap transaction or such other method as may be required under the Interest Rate Swap, in each case, in accordance with the procedures set forth in the Interest Rate Swap. Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial. Under the terms of the Interest Rate Swap, the non-defaulting party is not obligated to make a termination payment otherwise due in the event of termination following the occurrence of an event of default.

     The obligations of the trust under the Interest Rate Swap are secured under the indenture. The obligations of the Swap Counterparty under the Interest Rate Swap are unsecured. However, in the event that the Swap Counterparty Guarantor's long-term senior unsecured debt or commercial paper ceases to be rated at a level acceptable to the rating agencies, under the Interest Rate Swap, the Swap Counterparty will be obligated, within 30 calendar days of the date on which the Swap Counterparty Guarantor's ratings fall below the required ratings, either to
(A) post collateral or establish other arrangements to secure its obligations under the Interest Rate Swap or (B) arrange for a substitute swap counterparty to assume the rights and obligations of the Swap Counterparty under the Interest Rate Swap, in either case so that the ratings of the notes are maintained or, if applicable, restored to their level immediately prior to the change in the ratings of the Swap Counterparty Guarantor's debt giving rise to such obligation. If the Swap Counterparty fails to take either of these actions, the trust will be entitled to terminate its interest rate swap with the Swap Counterparty and to claim from the Swap Counterparty a termination payment as described above. Such termination and replacement will not constitute a termination of the Interest Rate Swap for purposes of the second preceding paragraph.

     The Swap Counterparty will have the right to consent to amendments under the indenture and the Transfer and Servicing Agreements, other than amendments that do not materially and adversely affect the interests of the Swap Counterparty.

     The Swap Counterparty is a wholly-owned subsidiary of                . The
Swap Counterparty is a dealer in interest rate and cross-currency swaps and other derivative products in all major currencies from its offices or affiliates
in                . Its offices are located at                and its telephone
number is (   )          .

     The Swap Counterparty Guarantor is a wholly-owned subsidiary of
               and is engaged in the business of                .

     The information in the preceding three paragraphs has been provided by the Swap Counterparty for use in this prospectus supplement. Except for the foregoing three paragraphs, the Swap Counterparty, the Swap Counterparty Guarantor and their respective affiliates have not prepared and do not accept responsibility for this prospectus or this prospectus supplement. No representation is made by the servicer, the seller or any of their affiliates as to the accuracy or completeness of such information.

TERMINATION

     Following payment in full of the securities and payment of all liabilities of the trust in accordance with applicable law, any remaining assets in the trust and any remaining amount in the Reserve Account will be distributed to the seller.

                              ERISA CONSIDERATIONS

THE NOTES

     Although there is little guidance on the subject, the seller believes that, at the time of their issuance, the Class A Notes offered hereby would be treated as indebtedness without substantial equity features for purposes of the United States Department of Labor's plan assets regulations. The debt treatment of the Class A Notes offered hereby could change, subsequent to their issuance, if the Issuer incurred losses. However, without regard to whether the Class A Notes are treated as an equity interest for such purposes, the acquisition or holding of such notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the seller, the trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the Class A Notes offered hereby by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption 96-23, regarding transactions affected by in-house asset managers; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." For additional information regarding treatment of the Class A Notes under ERISA, see "ERISA Considerations" in the prospectus.

THE CERTIFICATES

     The certificates may not be acquired by:

          (1) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA,

          (2) a plan described in Section 4975(e)(1) of the Code or

          (3) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

By its acceptance of a certificate, each certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. For additional information regarding treatment of the certificates under ERISA, see "ERISA Considerations" in the prospectus.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Kirkland & Ellis, special tax counsel to the seller, for U.S. federal income tax purposes, the Class A Notes offered hereby will constitute indebtedness. Each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes.

     In the opinion of Kirkland & Ellis, the trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but should be classified as a grantor trust for federal income tax purposes. If the Internal Revenue Service were to contend successfully that the trust is not a grantor trust, the trust should be classified for federal income tax purposes as a partnership which is not taxable as a corporation. Each certificateholder, by the acceptance of a Trust Certificate, will agree to treat the Trust Certificates as equity interests in the trust for federal, state and local income and franchise tax purposes. Certificateholders generally must report their respective allocable shares of all income earned on the receivables and, subject to certain limitations on individuals, estates and trusts, may deduct their respective allocable shares of interest paid on the notes and reasonable servicing and other fees. See "Certain Federal Income Tax Considerations--Trust Certificates" in the prospectus.

     See "Certain Federal Income Tax Considerations" and "State and Local Tax Consequences" in the prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase from the seller, the principal amount of Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class A-5 Notes and the certificates set forth opposite its name below:

                   AGGREGATE PRINCIPAL AMOUNT TO BE PURCHASED

                         CLASS A-2    CLASS A-3    CLASS A-4    CLASS A-5
     UNDERWRITER           NOTES        NOTES        NOTES        NOTES      CERTIFICATES     TOTAL
     -----------         ---------    ---------    ---------    ---------    ------------    --------

Total................

     The seller has been advised by the underwriters that the several underwriters propose initially to offer the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes and the certificates to the public at the prices set forth on the cover page hereof, and to certain dealers at such prices less a selling concession not in excess of the percentage set forth below for each class of notes and the certificates. The underwriters may allow, and such dealers may reallow to certain other dealers, a subsequent concession not in excess of the percentage set forth below for each class of notes and the certificates. After the initial public offering, the public offering price and such concessions may be changed.

                                                       SELLING CONCESSION    REALLOWANCE
                                                       ------------------    -----------
Class A-2 Notes....................................           --                 --
Class A-3 Notes....................................           --                 --
Class A-4 Notes....................................           --                 --
Class A-5 Notes....................................           --                 --
Certificates.......................................           --                 --

     The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Class A Notes and the certificates in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Class A Notes or the certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class A Notes or the certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A Notes or the certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Class A Notes or the certificates to be higher than they would otherwise be in the absence of such transactions. Neither the seller nor any of the underwriters represent that the underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

     The seller will receive aggregate proceeds of approximately $       from
the sale of the Class A Notes described above (representing    % of the
principal amount of such Class A Notes) and approximately $       from the sale
of the certificates (representing    % of the aggregate initial Certificate
Balance) after paying the aggregate underwriting discount of $          on such
Class A Notes (representing    % of the principal amount of such Class A Notes)
and an aggregate underwriting discount of $          on the certificates
(representing    % of the aggregate initial Certificate Balance, excluding the amount retained by the seller). Additional offering expenses are estimated to be
$          .

                                 LEGAL OPINIONS

     In addition to the legal opinions described in the prospectus, certain legal matters relating to the notes and the certificates will be passed upon for the underwriters by Mayer, Brown & Platt. Mayer, Brown & Platt has from time to time represented, and is currently representing, General Motors Corporation and certain of its affiliates.

                   GLOSSARY OF TERMS TO PROSPECTUS SUPPLEMENT

     This Glossary of Terms to Prospectus Supplement is not complete and is qualified in its entirety by reference to the Related Documents, forms of which are filed as an exhibit to the registration statement of which this prospectus supplement is a part. References to the singular include references to the plural and vice versa.

     "Accumulation Account" means the account designated as such, established and maintained pursuant to the Trust Sale and Servicing Agreement.

     "Accumulation Amount" means, for any Distribution Date, the aggregate amount deposited into the Accumulation Account prior to such Distribution Date and not previously applied to make payments on the notes. On any Distribution Date which is a Targeted Final Distribution Date for a class of Class A Notes, except during a Sequential Amortization Period or after the notes have been declared due and payable following an Event of Default until all Events of Default have been cured or waived as provided in the indenture, the Accumulation Amount, together with the Noteholders' Percentage of the Principal Distributable Amount for such Distribution Date and the expected Variable Pay Term Notes Issuance Proceeds, may not exceed the outstanding principal balance of that class of Class A Notes and the Variable Pay Term Notes as of the opening of business on that Distribution Date.

     "Aggregate Amount Financed" means $          .

     "Aggregate Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of (1) the Noteholders' Interest Distributable Amounts for all classes of notes and (2) the Noteholders' Interest Carryover Shortfall as of the preceding Distribution Date.

     "Aggregate Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date the sum of the (1) Noteholders' Principal Distributable Amounts for all classes of notes and (2) the Noteholders' Principal Carryover Shortfall as of the preceding Distribution Date.

     "Available Interest" means, for a Distribution Date, the difference, with respect to the related Monthly Period (or, for the initial Distribution Date, the two Monthly Periods proceeding such Distribution Date), of:

          (A) the sum, with respect to the related Monthly Period, of :

             (1) that portion of all collections on the receivables held by the trust (other than Liquidating Receivables) allocable to interest or Prepayment Surplus (including, in the case of Scheduled Interest Receivables, the interest portion of existing Payments Ahead being applied in such Monthly Period but excluding Excess Payments made during such Monthly Period that are treated as Payments Ahead),

             (2) Liquidation Proceeds, Liquidating Receivables, to the extent allocable to interest in accordance with the servicer's customary servicing procedures,

             (3) all Simple Interest Advances,

             (4) all Scheduled Interest Advances to the extent allocable to interest,

             (5) the net amount paid by the Swap Counterparty, if any, to the trust pursuant to the Interest Rate Swap, and

             (6) the Warranty Payment or the Administrative Purchase Payment for each receivable that the seller repurchased or the servicer purchased during such Monthly Period, to the extent allocable to accrued interest thereon; and

          minus,

          (B) the sum, with respect to the related Monthly Period, of:

             (1) any Excess Simple Interest Collections,

             (2) amounts received on any Scheduled Interest Receivable (other than a Liquidating Receivable) to the extent that the servicer has previously made an unreimbursed Scheduled Interest Advance,

             (3) Liquidation Proceeds with respect to Simple Interest Receivables paid to the servicer to reimburse outstanding Simple Interest Advances as described in the prospectus under "The Transfer and Servicing Agreements--Monthly Advances,"

             (4) Liquidation Proceeds with respect to Scheduled Interest Receivables to the extent of any unreimbursed Scheduled Interest Advances, and

             (5) liquidation expenses as specified in the Pooling and Servicing Agreement as an allowance for amounts charged to the account of the obligor, in keeping with the servicer's customary procedures, for the refurbishing and disposition of the financed vehicle and other out-of-pocket costs related to the liquidation.

     "Available Principal" means for a Distribution Date, the difference, with respect to the related Monthly Period (or, for the initial Distribution Date, the two Monthly Periods proceeding such Distribution Date), of:

          (A) the sum, with respect to the related Monthly Period, of:

             (1) that portion of all collections on the receivables held by the trust (other than Liquidating Receivables) allocable to principal (including, in the case of Scheduled Interest Receivables, the principal portion of Prepayments and existing Payments Ahead being applied in such Monthly Period but excluding Excess Payments made during such Monthly Period that are treated as Payments Ahead),

             (2) Liquidation Proceeds to the extent allocable to principal in accordance with the servicer's customary servicing procedures,

             (3) all Scheduled Interest Advances to the extent allocable to principal, and

             (4) to the extent allocable to principal, the Warranty Payment or the Administrative Purchase Payment for each receivable that the seller repurchased or the servicer purchased during the related Monthly Period; and

          minus,

          (B) the sum, with respect to the related Monthly Period, of:

             (1) any Excess Simple Interest Collections,

             (2) amounts received on any Scheduled Interest Receivable (other than a Liquidating Receivable) to the extent that the servicer has previously made an unreimbursed Scheduled Interest Advance,

             (3) Liquidation Proceeds with respect to Simple Interest Receivables paid to the servicer to reimburse outstanding Simple Interest Advances as described in the prospectus under "The Transfer and Servicing Agreements--Monthly Advances,"

             (4) Liquidation Proceeds with respect to Scheduled Interest Receivables to the extent of any unreimbursed Scheduled Interest Advances, and

             (5) liquidation expenses as specified in the Pooling and Servicing Agreement as an allowance for amounts charged to the account of the obligor, in keeping with the servicer's customary procedures, for the refurbishing and disposition of the financed vehicle and other out-of-pocket costs related to the liquidation.

     "Basic Servicing Fee Rate" means 1% per annum.

     "Certificate Balance" means, initially, $          and, on any Distribution
Date thereafter, will equal the initial Certificate Balance, reduced by (1) all distributions in respect of Certificate Balance actually made on or prior to such date to certificateholders, (2) the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date and (3) the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date.

     "Certificateholders' Interest Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Interest Distributable Amount for such Distribution Date over the amount that was actually deposited in the Certificate Distribution Account on such Distribution Date in respect of interest on the certificates.

     "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of:

          (1) the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and

          (2) the Certificateholders' Interest Carryover Shortfall as of the close of the preceding Distribution Date.

     "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest equal to one-twelfth of the Pass Through Rate multiplied by the Certificate Balance as of the close of the preceding Distribution Date (or, in the case of the first Distribution Date, interest at the Pass Through Rate multiplied by a fraction, the numerator of
which is      and the denominator of which is 360 multiplied by the initial
Certificate Balance).

     "Certificateholders' Percentage" means, with respect to any Distribution Date, 100% minus the Noteholders' Percentage.

     "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Principal Distributable Amount for such Distribution Date over the amount that was actually deposited in the Certificate Distribution Account on such current Distribution Date in respect of Certificate Balance.

     "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of (1) the lesser of (A) the Certificateholders' Percentage of the Principal Distributable Amount and (B) the Certificate Balance plus (2) any outstanding Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date.

     "Class A Notes" means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes.

     "Class A-1 Notes" means the Class A-1      % Asset Backed Notes issued by
the trust.

     "Class A-2 Notes" means the Class A-2      % Asset Backed Notes issued by
the trust.

     "Class A-3 Notes" means the Class A-3      % Asset Backed Notes issued by
the trust.

     "Class A-4 Notes" means the Class A-4      % Asset Backed Notes issued by
the trust.

     "Class A-5 Notes" means the Class A-5      % Asset Backed Notes issued by
the trust.

     "Class A Percentage" means, for a Distribution Date, the percentage equal to a fraction, the numerator of which is the outstanding principal balance of the Class A Notes and the denominator of which is the sum of the outstanding principal balance of the Class A Notes plus the outstanding principal balance of the Variable Pay Term Notes, in each case at the close of the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date).

     "Closing Date" means                , 200 .

     "Cutoff Date" means                , 200 .

     "Distribution Date" means the fifteenth day of each calendar month or, if that day is not a Business Day, the next succeeding Business Day, beginning with
the first Distribution Date on                ,      .

     "Final Schedule Distribution Date" means the final scheduled distribution date, if any, for each class of notes and for the certificates set forth on the front cover pages of this prospectus supplement.

     "Initial Aggregate Principal Balance" means $          .

     "Interest Rate" means the interest rate for each class of notes and for the certificates set forth on the front cover pages of this prospectus supplement.

     "Interest Rate Swap" means the interest rate swap between the trust and the Swap Counterparty.

     "LIBOR" means, with respect to each Distribution Date other than the initial Distribution Date, the rate for deposits in U.S. Dollars for a period of one month which appears on the Dow Jones Telerate Service Page 3750 as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the preceding Distribution Date and, in the case of the initial Distribution Date,
     %. If that rate does not appear on the Dow Jones Telerate Service Page 3750 (or any other page as may replace that page on that service, or if that service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the indenture trustee after consultation with the seller), then LIBOR will be the Reference Bank Rate.

     "LIBOR Business Day" means any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed.

     "Noteholders' Interest Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Aggregate Noteholders' Interest Distributable Amount for such Distribution Date over the amount that was actually deposited in the Note Distribution Account on such Distribution Date in respect of interest.

     "Noteholders' Interest Distributable Amount" means, with respect to any class of notes and any Distribution Date, the product of (1) the outstanding principal balance of such class of notes as of the close of the preceding Distribution Date (or, in the case of the first Distribution Date, the outstanding principal balance on the Closing Date) and (2) in the case of (A) the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5

Notes, one-twelfth of the Interest Rate for such class (or, in the case of the first Distribution Date, the Interest Rate for such class multiplied by a
fraction, the numerator of which is           and the denominator of which is
360) and (B) the Class A-1 Notes and each class of the Variable Pay Term Notes, the product of the Interest Rate for such class for such Distribution Date and a fraction, the numerator of which is the number of days elapsed from and including the prior Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date), to but excluding that Distribution Date and the denominator of which is 360.

     "Noteholders' Percentage" means, as of any Distribution Date, the percentage equal to a fraction, the numerator of which is the outstanding principal balance of the notes and the denominator of which is the sum of the outstanding principal balance of the notes and the Certificate Balance, in each case as of the close of the preceding Distribution Date.

     "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Aggregate Noteholders' Principal Distributable Amount for such Distribution Date over the amount that was actually deposited in the Note Distribution Account on such current Distribution Date in respect of principal.

     "Noteholders' Principal Distributable Amount" means:

     For the Class A Notes,

          (1) Except during a Sequential Amortization Period

             (A) a class of Class A Notes on its Targeted Final Distribution Date, the Noteholders' Principal Distributable Amount for that class of Class A Notes is the lesser of

                  (X) the outstanding principal balance of that class as of the close of the immediately preceding Distribution Date and

                  (Y) the Total Note Principal Payment Amount.

             (B) If the Distribution Date is not a Targeted Final Distribution Date for any class of Class A Notes, the Noteholders' Principal Distributable Amount for a class of Class A Notes is zero.

          (2) During a Sequential Amortization Period, the Noteholders' Principal Distributable Amount for a Distribution Date for a class of Class A Notes is the lesser of

             (A) the outstanding principal balance of that class as of the close of the immediately preceding Distribution Date and

             (B) the remainder of

                  (X) the Class A Percentage of the Noteholders' Principal
             Distributable Amount minus

                  (Y) the outstanding principal balance for each class of Class
             A Notes with a lower numerical designation as of the close of the immediately preceding Distribution Date.

     For the Variable Pay Term Notes,

          (1) Except during a Sequential Amortization Period:

             (A) If the Distribution Date is a Targeted Final Distribution Date for a class of Class A Notes, the Noteholders' Principal Distributable Amount for the Variable Pay Term Notes is the remainder of

                  (X) the Total Note Principal Payment Amount minus

                  (Y) the Noteholders' Principal Distributable Amount for that class of Class A Notes on that Distribution Date determined as described above but in no event more than the outstanding principal balance of the Variable Pay Term Notes as of the close of the immediately preceding Distribution Date.

             (B) If the Distribution Date is not a Targeted Final Distribution Date for a class of Class A Notes, the Noteholders' Principal Distributable Amount for the Variable Pay Term Notes is the lesser of

                  (X) the outstanding principal balance of the Variable Pay Term
             Notes as of the close of the immediately preceding Distribution Date and

                  (Y) the Noteholders' Percentage of the Principal Distributable
             Amount for that Distribution Date.

          (2) During a Sequential Amortization Period, the Noteholders' Principal Distributable Amount for the Variable Pay Term Notes on a Distribution Date is the lesser of

             (A) the outstanding principal balance of the Variable Pay Term Notes as of the close of the immediately preceding Distribution Date and

             (B) the Variable Pay Term Percentage of the Noteholders' Percentage of the Principal Distributable Amount.

     Notwithstanding the foregoing, on the Final Scheduled Distribution Date for any class of Class A Notes or Variable Pay Term Notes, the Noteholders' Principal Distributable Amount for that class will equal the outstanding principal balance of that class as of the close of the immediately preceding Distribution Date.

     "Pass Through Rate" means, with respect to the certificates,      % per
annum.

     "Principal Distributable Amount" means, with respect to any Distribution Date, the sum of (1) the principal portion of all Scheduled Payments due with respect to the related Monthly Period on Scheduled Interest Receivables held by the trust (other than Liquidating Receivables) and the principal portion of all payments received by the trust during the related Monthly Period on Simple Interest Receivables held by the trust (other than Liquidating Receivables), (2) the principal portion of all Prepayments received during the related Monthly Period (except to the extent included in (1) above) and (3) the Principal Balance of each receivable that the servicer became obligated or elected to purchase, the seller became obligated to repurchase or that became a Liquidating Receivable during the related Monthly Period (except to the extent included in (1) or (2) above). For purposes of the foregoing, references to the related Monthly Period shall include, for the initial Distribution Date, the two Monthly Periods preceding such Distribution Date.

     "Reference Bank Rate" means, for any Distribution Date, a rate determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which will be four major banks that are engaged in transactions in the London interbank market, selected by the indenture trustee after consultation with the seller) as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month, in amounts approximately equal to the principal amount of the Variable Pay Term Notes then outstanding. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York City, selected by the indenture trustee after consultation with the seller, as of 11:00 a.m., New York City time, on that date to leading European banks for United States dollar deposits for a period of one month in amounts approximately equal to the principal amount of any class of Variable Pay Term Notes then outstanding. If no quotation can be obtained, then LIBOR will be the rate from the prior Distribution Date.

     "Reserve Account" means the account designated as such, established and maintained pursuant to the Trust Sale and Servicing Agreement.

     "Sequential Amortization Period" means the period commencing on a Sequential Amortization Commencement Date and, if such Sequential Amortization Commencement Date occurred as a result of the failure to pay a class of Class A Notes in full on its Targeted Final Distribution Date, ending on the Distribution Date on which such class of Class A Notes is paid in full so long as such Distribution Date occurs prior to the Targeted Final Distribution Date for the class of Class A Notes with the next highest numerical designation; provided that a Sequential Amortization Period shall not so terminate if the failure to so pay a class of Class A Notes in full on its Targeted Final Distribution Date follows a failure to pay the class of Class A Notes with the next lowest numerical designation on its Targeted Final Distribution Date.

     "Sequential Amortization Commencement Date" means (1) the Targeted Final Distribution Date for a class of Class A Notes if the principal amount of that class is not paid in full on that Targeted Final Distribution Date, unless that Targeted Final Distribution Date occurs during a Sequential Amortization Period, or (2) the first Distribution Date following the date on which the Interest Rate Swap is terminated.

     "Specified Reserve Account Balance" means, with respect to any Distribution Date, the sum of

          (1) the greater of

             (A) % of the outstanding principal balance of the notes and the certificates as of the close of business on such Distribution Date (after giving effect to all payments and distributions to be made on such Distribution Date); and

             (B)                ,

             but in no event more than the outstanding principal balance of the notes and the certificates as of the close of business on such Distribution Date (after giving effect to all payments and distributions to be made on such Distribution Date);

        plus,

          (2) in each case, if a deposit is to be made into the Accumulation Account on such Distribution Date or was made on any prior Distribution Date, the product of

             (A) the Accumulation Amount on such Distribution Date (after giving effect to all deposits and withdrawals from the Accumulation Account on such Distribution Date)

             multiplied by

             (B) the number of Distribution Dates after such Distribution Date through and including the next Distribution Date that is a Targeted Final Distribution Date for any class of Class A Notes divided by 12 multiplied by

             (C) LIBOR for such Distribution Date minus      %.

     "Swap Counterparty Guarantor" means                , the swap counterparty
guarantor.

     "Swap Counterparty" means                , the swap counterparty.

     "Targeted Final Distribution Date" means the targeted final distribution date for each class of notes and for the certificates set forth on the front cover pages of this prospectus supplement.

     "Total Available Amount" means, with respect to a Distribution Date, the sum of the Available Interest and the Available Principal, and all cash or other immediately available funds on deposit in the Reserve Account immediately prior to such Distribution Date plus (1) on the Targeted Final Distribution Date for any class of Class A Notes, any Variable Pay Term Notes Issuance Proceeds and the Accumulation Amount and (2) on the first Distribution Date after the notes have been declared due and payable following the occurrence of an Event of Default and on the first Distribution Date after the termination of the Interest Rate Swap, the Accumulation Amount.

     "Total Note Principal Payment Amount" means, for any Distribution Date, the sum of

- the Noteholders' Percentage of the Principal Distributable Amount plus

     - the Variable Pay Term Notes Issuance Proceeds, if any, plus

     - the Accumulation Amount, if any.

     "Variable Pay Term Notes" means the Variable Pay Term Floating Rate Asset Backed Notes issued by the Trust.

     "Variable Pay Term Notes Issuance Proceeds" means, for any Distribution Date, the proceeds to the trust from the issuance of Variable Pay Term Notes on that Distribution Date.

     "Variable Pay Term Percentage" means, for any Distribution Date, 100% minus the for that Distribution Date.

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     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE SERVICER OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                               ------------------

     UNTIL                     ,      , ALL DEALERS EFFECTING TRANSACTIONS IN
THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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                            CAPITAL AUTO RECEIVABLES
                         ASSET TRUST         -
                                      $--
                               ASSET BACKED NOTES
                                      $--
                           ASSET BACKED CERTIFICATES

                         CAPITAL AUTO RECEIVABLES, INC.
                                     SELLER

                                 GENERAL MOTORS
                             ACCEPTANCE CORPORATION
                                    SERVICER

                      ------------------------------------

                             PROSPECTUS SUPPLEMENT
                      ------------------------------------

                                  UNDERWRITERS
                               Joint Bookrunners
                                  Co-Managers

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